Exhibit 10.6

AMENDMENT TO
EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is entered into effective as June 21, 2013 by and between Flotek Industries, Inc. (the “Company”) and Kevin Fisher (the “Employee”).
WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated November 10, 2011 (the “Employment Agreement”);
WHEREAS, the parties desire to amend the Employment Agreement as set forth below;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendment Regarding Salary. Effective as of June 23, 2013, Section 3(a) of the Employment Agreement is hereby amended to read in its entirety as follows:
“(a)    Employee's annual base salary for the Employment Period shall be $390,000 (the "Base Salary"). The Base Salary shall be payable in approximately equal installments in accordance with the Company's general payroll practices and shall be subject to required withholding. Any change in Base Salary shall be in the sole discretion of the Board of Directors of the Company. During the Employment Period, Employee shall be entitled to participate in all of the Company's employee benefit programs for which employees of the Company are generally eligible, at a level commensurate with Employee's position in the Company.
2.    No Other Amendment. Except as explicitly provided in this Amendment, the Employment Agreement shall continue in full force and effect, without amendment.
IN WITNESS WHEREOF,     the undersigned have executed this Amendment effective as of the date first stated above.

THE COMPANY:
FLOTEK INDUSTRIES, INC.

By:_________________________________
John Chisholm, President and Chief Executive Officer

EMPLOYEE:

_________________________________
Kevin Fisher